SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 30, 1998

                              Star Banc Corporation
               (Exact Name of Registrant as Specified in Charter)

Ohio                                0-7601                           31-0838189
(State or Other                (Commission File                (I.R.S. Employer
Jurisdiction of                     Number)                 Identification No.)
Incorporation)

425 Walnut Street, Cincinnati, Ohio                                       45202
(Address of Principal Executive Offices)                             (Zip Code)

Registrant's telephone number, including area code (513) 632-4000

                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)



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Item 5.           Other Events.

                  Star Banc Corporation ("Star Banc"), Firstar Corporation ("Firstar"), and Foxtrot (DE) Corporation, a wholly-owned subsidiary of Firstar, ("Foxtrot (DE)") have entered into an Agreement and Plan of Reorganization dated as of June 30, 1998 (the "Agreement"). In connection with the Agreement, Star Banc and Firstar have also entered into cross stock option agreements, each dated June 30, 1998. Each of these agreements is filed herewith as an exhibit and is incorporated herein by reference.

                  Star Banc and Firstar have issued a joint press release announcing the Agreement, which is filed herewith as Exhibit 99.3 and is incorporated herein by reference.

Item 7.           Financial Statements and Exhibits.

                  (c)      The following exhibits are filed with this report:

         Exhibit Number                          Description

               2 Agreement and Plan of Reorganization dated as of June 30, 1998 among Star Banc, Firstar, and Foxtrot (DE)

              99.1 Firstar Stock Option Agreement dated as of June 30, 1998 between Firstar and Star Banc

              99.2 Star Stock Option Agreement dated as of June 30, 1998 between Star Banc and Firstar

              99.3         Press Release of Star Banc and Firstar issued July 1,
                           1998


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            STAR BANC CORPORATION


                                            By:    /s/  Jennie P. Carlson
                                                Name:   Jennie P. Carlson
                                                Title:  Senior Vice President,
                                                        General Counsel and
                                                        Secretary




Dated:            July 2, 1998

                                  EXHIBIT INDEX

  Exhibit Number                               Description
        2 Agreement and Plan of Reorganization dated as of June 30, 1998 among Star Banc, Firstar, and Foxtrot (DE)

       99.1 Firstar Stock Option Agreement dated as of June 30, 1998 between Firstar and Star Banc

       99.2 Star Stock Option Agreement dated as of June 30, 1998 between Star Banc and Firstar

       99.3              Press Release of Star Banc and Firstar issued July 1,
                         1998